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                                Exhibit No. 24.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Form S-3, concerning the filing of Post-Effective Amendment No. 3, to the Dividend Reinvestment and Common Stock Purchase Plan of PAB Bankshares, Inc., of our report, dated January 30, 1997, relating to the consolidated financial statements of the company and its subsidiaries as of December 31, 1996 and 1995 and for each of the years in the two-year period ended December 31, 1996, and to the reference of our firm under the caption "Experts" in the Form S-3.



Stewart, Fowler & Stalvey, P.C.

Valdosta, Georgia
March 18, 1997